EXHIBIT 99.1

Investor Relations Jeremiah Sisitsky RSA Security Inc. (781) 515-6065 jsisitsky@rsasecurity.com	Media Relations Matt Buckley RSA Security Inc. (781) 515-6212 mbuckley@rsasecurity.com

FOR IMMEDIATE RELEASE

RSA Security Receives Subpoena Regarding
Stock Option Grants

BEDFORD, Mass., June 13, 2006 – RSA Security Inc. (NASDAQ: RSAS) today announced that it has received a document subpoena from the U.S. Attorney for the Southern District of New York requesting records from 1996 to the present relating to the Company’s granting of stock options. The Company plans to cooperate fully with the office of the United States Attorney in connection with this subpoena.

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